UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 27, 2007

AMCORE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)
(815) 968-2241
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2007, AMCORE Financial, Inc. (the “Company”) issued $51,547,000 of junior subordinated debt securities that will be held by a grantor trust (the “Trust”). The Trust in turn issued $50,000,000 of preferred capital securities and $1,547,000 of common capital securities maturing in 30 years (the “Capital Securities”), with identical terms regarding interest and principal payments. The preferred Capital Securities qualify for Tier 1 capital under regulatory capital guidelines. A copy of the indenture, dated as of March 27, 2007, between the Company and Wilmington Trust Company, and the Guarantee Agreement, dated as of March 27, 2007, by the Company and Wilmington Trust Company for the benefit of registered holders, will be filed with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007. As previously reported in the Company’s December 31, 2006 Form 10-K, a portion of the proceeds from the issuance of the Capital Securities were used to redeem $41,238,000 of existing junior subordinated debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2007	AMCORE Financial, Inc.
(Registrant)

/s/ Donald H. Wilson
Donald H. Wilson Executive Vice President and Chief Financial Officer (Duly authorized officer of the registrant and principal financial and principal accounting officer)